                                                                     Exhibit 1.1

                             1,325,000 COMMON SHARES

                                 DAG MEDIA, INC.


                             UNDERWRITING AGREEMENT


                                                                __________, 1999



Paulson Investment Company, Inc.
Redwine & Company, Inc.
As Representatives of the
  Several Underwriters
c/o Paulson Investment Company, Inc.
811 SW Naito Parkway
Portland, Oregon 97204

Gentlemen:

         DAG Media, Inc., a New York corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as Representatives (the "Representatives") an aggregate of 1,250,000 of its common shares, $.001 par value (the "Common Shares"), and Assaf Ran (the "Selling Shareholder") proposes to sell to the Underwriters an aggregate of 75,000 Common Shares. The respective amounts of the Common Shares to be so purchased by the several Underwriters ("Firm Shares") are set forth opposite their names in Schedule I hereto. The Company also proposes to grant to the Underwriters an option to purchase in the aggregate up to 198,750 additional Shares (the "Option Shares"), as set forth below. The offer and sale of the Firm Shares and the Option Shares pursuant to this Agreement is referred to as the "Offering."

         As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement for yourselves as Representatives and on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
SHAREHOLDER.

     (a) The Company represents and warrants to each of the Underwriters as follows:

     (i) A registration statement on Form SB-2 (File No. 333-74203) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission and is accurate in all material respects. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act if required thereunder. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

     (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of New York, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Except as described in the Prospectus, the Company does not own and never has owned a controlling interest in any corporation or other business entity that has or ever has had any material assets, liabilities or operations. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification.

     (iii) The outstanding Common Shares of the Company, including all Firm Shares to be sold by the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable and have been issued and sold by the Company in compliance in all material respects with applicable securities laws; the Common Shares


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have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any security of the Company or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Common Shares or other securities of the Company.

     (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. The Common Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Common Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

     (v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares and has not instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform, to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information in the section of the Prospectus entitled "Underwriting" and any other information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

     (vi) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed herein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data of the Company included in the Registration Statement present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.


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                  (vii) Arthur Andersen LLP, who have audited certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                  (viii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or to prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

                  (ix) The Company has good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company occupies its leased properties (except its New Jersey sales office) under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

                  (x) The Company has filed all federal, state, local and foreign income tax returns which it has been required to file prior to the date hereof and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith. All material tax liabilities have been adequately provided for in the financial statements of the Company.

                  (xi) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Company's financial statements included in the Registration Statement or elsewhere in the Prospectus.

                  (xii) The Company is not, nor, with the giving of notice or lapse of time or both, will it be, in violation of or in default under its certificate of incorporation or bylaws or under any agreement, lease, contract, indenture or other instrument or obligation


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

to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the condition, financial or otherwise of the Company or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or of the certificate of incorporation or bylaws of the Company or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                  (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (xiv) The Company holds all material trademarks, trade names, copyrights, trade secrets and licenses of any of the foregoing (collectively, "Intellectual Property Rights") that are necessary for the conduct of its business; the Company holds no patents or patent rights and no such rights are necessary for the conduct of its business. There is no claim pending or, to the best knowledge of the Company, threatened against the Company alleging any infringement of Intellectual Property Rights, or any violation of the terms of any license relating to Intellectual Property Rights, nor does the Company know of any basis for any such claim, except a trademark infringement action threatened by Publishing Group, Inc. The Company knows of no material infringement by others of Intellectual Property Rights owned by or licensed to the Company. The Company has obtained, is in compliance in all material respects with and maintains in full force and effect all material licenses, certificates, permits, orders or other, similar authorizations granted or issued by any governmental agency (collectively, "Government Permits") required to conduct its business as it is presently conducted. All applications for additional Government Permits described in the Prospectus as having been made by the Company have been properly and effectively made in accordance with the applicable laws and regulations with respect thereto and such applications constitute, in the best judgment of the Company's management, those reasonably required to have been made in order to carry out the Company's business plan as described in the Prospectus. No proceeding to revoke, limit or otherwise materially change any Government Permit has been commenced or, to the Company's best knowledge, is threatened against the Company or any supplier to the Company with respect to materials supplied to the Company, and the Company has no reason to anticipate that any such


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proceeding will be commenced against the Company or any such supplier. Except as disclosed or contemplated in the Prospectus, the Company has no reason to believe that any pending application for a Government Permit will be denied or limited in a manner inconsistent with the Company's business plan as described in the Prospectus.

                  (xv) The Company is in all material respects in compliance with all applicable Environmental Laws. The Company has no knowledge of any past, present or, as anticipated by the Company, future events, conditions, activities, investigation, studies, plans or proposals that (i) would interfere with or prevent compliance with any Environmental Law by the Company or (ii) could reasonably be expected to give rise to any common law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing or investigation, involving the Company and related in any way to Hazardous Substances or Environmental Laws. Except for the prudent and safe use and management of Hazardous Substances in the ordinary course of the Company's business, (i) no Hazardous Substance is or has been used, treated, stored, generated, manufactured or otherwise handled on or at any Facility and (ii) to the Company's best knowledge, no Hazardous Substance has otherwise come to be located in, on or under any Facility. No Hazardous Substances are stored at any Facility except in quantities necessary to satisfy the reasonably anticipated use or consumption by the Company. No litigation, claim, proceeding or governmental investigation is pending regarding any environmental matter for which the Company has been served or otherwise notified or, to the knowledge of the Company threatened or asserted against the Company, or the officers or directors of the Company in their capacities as such, or any Facility or the Company's business. There are no orders, judgments or decrees of any court or of any governmental agency or instrumentality under any Environmental Law which specifically apply to the Company, any Facility or any of the Company's operations. The Company has not received from a governmental authority or other person (1) any notice that it is a potentially responsible person for any Contaminated site or (2) any request for information about a site alleged to be Contaminated or regarding the disposal of Hazardous Substances. There is no litigation or proceeding against any other person by the Company regarding any environmental matter. The Company has disclosed in the Prospectus or made available to the Underwriters and their counsel true, complete and correct copies of any reports, studies, investigations, audits, analysis, tests or monitoring in the possession of or initiated by the Company pertaining to any environmental matter relating to the Company, its past or present operations or any Facility.

         For the purposes of the foregoing paragraph, "Environmental Laws" means any applicable federal, state or local statute, regulation, code, rule, ordinance, order, judgment, decree, injunction or common law pertaining in any way to the protection of human health or the environment, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Air Act, the Federal Water Pollution Control Act and any similar or comparable state or local law; "Hazardous Substance" means any


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hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law; "Contaminated" means the actual existence on or under any real property of Hazardous Substances, if the existence of such Hazardous Substances triggers a requirement to perform any investigatory, remedial, removal or other response action under any Environmental Laws or if such response action legally could be required by any governmental authority; "Facility" means any property currently owned, leased or occupied by the Company.

                  (xvi) Neither the Company, nor to the Company's best knowledge, any of its affiliates, has taken or intends to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

                  (xvii) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

                  (xviii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xix) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries.

                  (xx) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.


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                  (xxi) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                  (xxii) The Company is in material compliance with all laws, rules, regulations, orders of any court or administrative agency, operating licenses or other requirements imposed by any governmental body applicable to it, including, without limitation, all applicable laws, rules, regulations, licenses or other governmental standards applicable to the industry in which the Company operates; and the conduct of the business of the Company, as described in the Prospectus, will not cause the Company to be in violation of any such requirements.

                  (xxiii) The Representatives' Warrants (as defined in Paragraph
(d) of Section 2 hereof) have been authorized for issuance to the Representatives and will, when issued, possess rights, privileges, and characteristics as represented in the most recent form of Representatives' Warrants filed as an exhibit to the Registration Statement; the securities to be issued upon exercise of the Representatives' Warrants, when issued and delivered against payment therefor in accordance with the terms of the Representatives' Warrants, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Representatives' Warrants, and the securities to be issued upon their exercise, have been validly and sufficiently taken.

                  (xxiv) Except as disclosed in the Prospectus, neither the Company nor any of its officers, directors or affiliates have caused any person, other than the Underwriters, to be entitled to reimbursement of any kind, including, without limitation, any compensation that would be includable as underwriter compensation under the NASD's Corporate Financing Rule with respect to the offering of the Shares, as a result of the consummation of such offering based on any activity of such person as a finder, agent, broker, investment adviser or other financial service provider.

                  (b) The Selling Shareholder represents and warrants to each of the Underwriters as follows:


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                           (i) The Selling Shareholder now has and at the
Closing Date will have good and marketable title to the Firm Shares to be sold by the Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of, against payment for, such Firm Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

                           (ii) The Selling Shareholder has full right, power
and authority to execute and deliver this Agreement and the Custody Agreement (as defined in Section 1(b)(v)) and to perform his obligations under such agreements. The execution and delivery of this Agreement and consummation by the Selling Shareholder of the transactions herein contemplated and the fulfillment by the Selling Shareholder of the terms hereof will note require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency of other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Shareholder is a party, or of any order, rule or regulation applicable to the Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                           (iii) The Selling Shareholder has not taken, directly
or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Shares and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

                           (iv) Without having undertaken to determine
independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, the Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true, correct and compete, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected, or may adversely affect, the business of the Company and the sale of the Firm Shares by the Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement. The information pertaining to the Selling Shareholder in the Prospectus is true, correct and complete.

                           (v) Certificates in negotiable form for the Firm
Shares to be sold hereunder by the Selling Shareholder have been placed in custody with Morse, Zelnick, Rose & Lander, L.L.P., as custodian ("Custodian"), pursuant to a custody agreement


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executed by the Selling Shareholder for delivery of all Shares to be sold hereunder by the Selling Shareholder (the "Custody Agreement"). The Selling Shareholder specifically agrees that the Shares represented by the certificates held in custody for the Selling Shareholder under the Custody Agreement are subject to the interests of the Representatives, that the arrangements made by the Selling Shareholder for such custody are irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminable by any act or deed of the Selling Shareholder (or by any other person, firm or corporation including the Company, the Custodian or the Representatives) or by operation of law (including the death of the Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Representatives of the Firm Shares to be sold by the Selling Shareholder hereunder, certificates for such Firm Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of such Firm Shares held by it against delivery of such Firm Shares.

                           (vi) No consent, approval, authorization or order of
any court or governmental agency or body is required for the consummation by the Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the Act and from the NASD and such as may be required under the Blue Sky Laws of any jurisdiction in connection with the purchase and distribution of the Firm Shares by the Underwriters and such other approvals as have been obtained.

                           (vii) Neither the sale of the Firm Shares being sold
by the Selling Shareholder nor the consummation of any other of the transactions contemplated herein by the Selling Shareholder or the fulfillment of the terms hereof by the Selling Shareholder will conflict with, result in breach of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Selling Shareholder is a party or bound, or any order or regulation applicable to the Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Shareholder.

                           (viii) In respect of any statements in or omissions
from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Shareholder specifically for use in connection with the preparation thereof, the Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (a)(vi) of this Section.

         2.       PURCHASE, SALE AND DELIVERY OF THE SHARES.


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                  (a) On the basis of the representations, warranties and
covenants herein contained, and subject to the conditions herein set forth, the Company and the Selling Shareholder agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $______ per Share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with
Section 9 hereof.

                  (b) Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds and, at the option of the Representatives, by certified or bank cashier's checks drawn to the order of the Company or bank wire to an account specified by the Company against either uncertificated delivery of the Firm Shares or of certificates therefor (which delivery, if certificated, shall take place in such location in New York, New York as may be specified by the Representatives) to the Representatives for the several accounts of the Underwriters. Such payment is to be made at the offices of Paulson Investment Company, Inc. ("Paulson") at the address set forth on the first page of this Agreement, or at such other place as you and the Company shall designate, at 7:00 a.m., Pacific time, on the third business day after the date of this Agreement or at such other time and date not later than five business days after as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) Except to the extent uncertificated Firm Shares are delivered at closing, the certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

                  (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Representatives to purchase the Option Shares at the price per Share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 45 days after the date of this Agreement, by the Representatives to the Company setting forth the number of Option Shares as to which the Representatives are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which certificates representing such Shares are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. The Representatives may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds and, at the option of the Representatives, by certified or bank cashier's check drawn to the order of the Company for the Option Shares to be sold by the Company or bank wire to an account specified by the Company against either uncertificated delivery of the Option Shares or of delivery of certificates therefor(which delivery, if certificated, shall take place in such location in New York, New York as may be specified by the Representatives) to the Representatives for the several accounts of the Underwriters.

                  (d) In addition to the sums payable to the Representatives as provided elsewhere herein, the Representatives shall be entitled to receive at the Closing, for itself alone and not as Representatives of the Underwriters, as additional compensation for their services, a purchase warrant (the "Representatives' Warrant") for the purchase of up to 132,500 Shares at a price of $_____ per Share, upon the terms and subject to adjustment and conversion as described in the form of Representatives' Warrant filed as an exhibit to the Registration Statement.

                  (e) If on the Closing Date the Selling Shareholder fails to sell the Firm Shares which the Selling Shareholder has agreed to sell on such a date, the Company agrees that it will sell or arrange for the sale of that number of Common Shares to the Representatives which represents the Firm Shares which the Selling Shareholder has failed to so sell.

                  (f) The Selling Shareholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Firm Shares to be purchased by them from the Selling Shareholder, and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

         3. OFFERING BY THE UNDERWRITERS.

                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2(c) hereof, the Representatives will offer them to the public on the foregoing terms.

                  It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with an Agreement

Among Underwriters entered into by you and the several other Underwriters.

         4. COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDER.

            (a) The Company covenants and agrees with the several Underwriters that:

                 (i) The Company will (1) use its reasonable best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (2) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

                  (ii) The Company will advise the Representatives promptly
(1) when the Registration Statement or any post-effective amendment thereto shall have become effective, (2) of receipt of any comments from the Commission,
(3) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                   (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                    (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

     (v) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

     (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

     (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its Shareholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements. The Company's obligation hereunder to deliver documents permitted to be filed with the Commission electronically through the EDGAR system shall be satisfied by such electronic filing.

     (viii) No offering, sale, short sale or other disposition of any Common Shares or other securities convertible into or exchangeable or exercisable for Common Shares or derivatives of Common Shares (or agreement for such) will be made for a period of one year after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives, which consent will not be unreasonably withheld.

     (ix) The Company will use its reasonable best efforts to list the Common Shares, subject to notice of their issuance, on The Nasdaq Stock Market.

     (x) The Company has caused each officer and director and each person who owns, beneficially or of record, 5% or more of the Common Shares outstanding immediately prior to this offering (the "Insiders") to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to you, pursuant to which, except as permitted in the agreement, without prior written consent they will not sell or otherwise dispose of equity securities of the Company for a period of one year following the Effective Date and for a period of two years from the Effective Date they will provide us with prior notice of any sales of equity securities of the Company pursuant to Rule 144 or other similar rule.

     (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

     (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the subsidiaries to register as an investment company under the 1940 Act.

     (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

     (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     (b) The Selling Shareholder covenants and agrees with the several Underwriters that:

     (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of

1983 with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            (ii) The Selling Shareholder shall not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

            (iii) On the Closing Date, the Selling Shareholder shall apply the net proceeds of the sale of his Shares to satisfy any and all loans or other indebtedness owed by him to the Company as of the Closing Date, including any principal and accrued interest.

     5.  COSTS AND EXPENSES.

         (a) Paulson shall be entitled to receive from the Company, for itself alone and not as a Representative of the Underwriters, a nonaccountable expense allowance equal to 3% of the aggregate public offering price of Shares sold by the Company to the Underwriters in connection with the Offering. Paulson shall be entitled to withhold this allowance on the Closing Date (less the $35,000 advance against such amount that has been paid by the Company) with respect to Shares delivered by the Company on the Closing Date and to require the Company to make payment of this allowance on the Option Closing Date with respect to Shares delivered by the Company on the Option Closing Date.

         (b) Paulson shall also be entitled to receive from the Selling Shareholder, for itself and not as a Representative of the Underwriters, a nonaccountable expense allowance equal to 3% of the aggregate public offering price of Shares sold by the Selling Shareholder to the Underwriters in connection with the Offering. Paulson shall be entitled to withhold this allowance on the Closing Date with respect to Shares delivered by the Selling Shareholder on the Closing Date.

         (c) In addition to the payment described in Paragraph (a) of this
Section 5, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the NASDAQ Stock Market Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of The Nasdaq Stock Market; reasonable costs of a due diligence investigation of the principals of the Company by a firm acceptable to the Representatives; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company, but the Selling Shareholder shall be responsible for transfer taxes arising from his pro-rata shares being sold under this Agreement. Additionally, the Selling Shareholder shall be responsible for the registration fee of the Securities and Exchange Commission and for the Blue Sky filing fees attributable to the shares being sold by him as well as for his pro rata share of the underwriting discount and expense allowance. To the extent, if at all, that the Selling Shareholder engages special legal counsel to represent him in connection with this offer, the fees and expenses of such counsel shall be borne by the Selling Shareholder. If the Offering is not consummated for any reason except knowing, material misrepresentation by the Company or the Selling Shareholder or if the Company chooses, for whatever reason, not to proceed with the Offering within the stated price range, then the Company is obligated to cover the Representatives' additional actual, out of pocket expenses, only up to the $35,000 previously paid. If the Offering is not consummated due to any knowing, material misrepresentation by the Company or the Selling Shareholder or the Company chooses, for whatever reason, not to proceed with the Offering within the stated price range, the Representatives will be entitled, upon presentation of a written accounting therefor in reasonable detail (but without the need to include the underlying statements or evidence of payment), to prompt reimbursement of up to $75,000 (including the $35,000 previously paid) of actual, out of pocket expenses related to the Offering, including but not limited to fees and expenses of the Representatives' legal counsel, travel expenses and the fees and expenses of outside experts, if any, retained to assist the Representatives with due diligence.

         6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

                  The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and Selling Shareholder contained herein, and to the performance by the Company and Selling Shareholder of their covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

     (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Morse, Zelnick, Rose & Lander, LLP, counsel for the Company and the Selling Shareholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

     (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of New York, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company.

     (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized Common Shares have been duly authorized; the outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable; all of the securities of the Company conform to the description thereof contained in the Prospectus; the certificates for the Common Shares, assuming they are in the form filed with the Commission, are in due and proper form; the Common Shares to be sold by the Company and the Selling Shareholder pursuant to this Agreement, including Common Shares to be sold as a part of the Option Shares, have been duly authorized and, upon issuance and delivery thereof as contemplated in this Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable; no preemptive rights of Shareholders exist with respect to any of the Common Shares or the issuance or sale thereof pursuant to any applicable statute or the provisions of the Company's certificate of incorporation or bylaws or, pursuant to any contractual obligation. The Representatives' Warrants have been authorized for issuance to the Representatives and will, when issued, possess rights, privileges, and characteristics as represented in the most recent form of the Representatives' Warrants filed as an exhibit to the Registration Statement; the securities to be issued upon exercise of the Representatives' Warrants, when issued and delivered against payment therefor in accordance with the terms of the Representatives' Warrants, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Representatives' Warrants and the securities to be issued upon their exercise has been validly and sufficiently taken.

     (iii) Except as described in or contemplated by the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any Common Shares or other securities of the Company.

     (iv) The Registration Statement has become effective under the Act and no stop order proceedings with respect thereto have been instituted or are pending or, to such counsel's knowledge, threatened under the Act.

     (v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein).

     (vi) The statements under the captions "Shares Eligible for Future Sale" and "Description of Capital Stock" in the Prospectus and in Item 24 of the Registration Statement, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

     (vii) No contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

     (viii) To counsel's knowledge, there are no material legal or governmental proceedings pending or threatened against the Company, except a trademark infringement action threatened by Publishing Group, Inc.

     (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or bylaws of the Company, or any agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound.

     (x) This Agreement has been duly authorized, executed and delivered by the Company and the Selling Shareholder.

     (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement by the Company or the Selling Shareholder and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

     (xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

     (xiii) The Custody Agreement executed and delivered by the Selling Shareholder is valid and binding and enforceable against such Shareholder in accordance with its terms.

     (xiv) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Firm Shares being sold by the Selling Shareholder on the Closing Date free and clear of all liens, encumbrances, equities and claims.

     (xv) On the effective date thereof as described in the Prospectus, the Exchange (as described in the Prospectus) was consummated in accordance with the applicable provisions of the New York Business Corporation Law, and each of the parties thereto had all requisite authority (including all necessary shareholder and board of director approvals) to enter into and consummate the Exchange.

     In rendering such opinion, such counsel may rely as to matters governed by the laws of states other than New York or federal laws on local counsel in such jurisdictions, provided that in each case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, the opinion of Morse, Zelnick, Rose & Lander, LLP, shall also include a statement to the effect that nothing has come to the attention of such counsel that has caused them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing

Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein).

                  (c) The Representatives shall have received from Weiss, Jensen, Ellis & Howard, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (i), (iv) and (v) of Paragraph (b) of this
Section 6. In rendering such opinion Weiss, Jensen, Ellis & Howard may rely as to all matters governed other than by the laws of the state of Oregon or federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that has caused them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Weiss, Jensen, Ellis & Howard may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                  (d) The Representatives shall have received at or prior to the Closing Date from Weiss, Jensen, Ellis & Howard a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

                  (e) The Representatives, on behalf of the several Underwriters, shall have received, on each of the date hereof, the Closing Date and the Option Closing

Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations and containing such other statements and information as are ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

     (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

     (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission;

     (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

     (iii) All filings required to have been made pursuant to Rule 424 or Rule 430A under the Act have been made;

     (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

     (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

                  (g) The Company and the Selling Shareholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (h) The Common Shares have been approved for designation on The Nasdaq Stock Market upon notice of issuance.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Weiss, Jensen, Ellis & Howard, counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholder of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event, the Company, the Selling Shareholder and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. CONDITIONS OF OBLIGATIONS OF THE COMPANY.

                  The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8.       INDEMNIFICATION.

                  (a) The Company and the Selling Shareholder jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon:

     (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or Prospectus (including, but not limited to the section entitled
"Underwriting"), or any amendment or supplement thereto, or

     (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company and the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or Prospectus
(including, but not limited to the section entitled "Underwriting"), or any amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act, and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company, the Selling Shareholder or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company, any such director, officer or controlling person or the Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event:

     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel;

     (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; or

     (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

     It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of:

                      (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Selling Shareholder, its directors or officers or any persons controlling the Company;

                      (ii) acceptance of any Shares and payment therefor hereunder; and

                      (iii) any termination of this Agreement.

         A successor to any Underwriter, to the Selling Shareholder, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9.       DEFAULT BY UNDERWRITERS.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholder such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur equals or exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholder except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10.      NOTICES.

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Paulson Investment Company, Inc., 811 SW Naito Boulevard, Portland, Oregon 97204,
Attention: Chester L.F. Paulson; with a copy to Weiss, Jensen, Ellis & Howard, 2300 U.S. Bancorp Tower, 111 Fifth Avenue, Portland, Oregon 97204, Attention:
Mark A. von Bergen; if to the Company or the Selling Shareholder, to DAG Media, Inc., 125-10 Queens Boulevard, Kew Gardens, NY 11415; with a copy to Morse Zelnick, Rose & Lander, LLP, 450 Park Ave., New York, NY 10022, Attention:
Stephen A. Zelnick, Esq.

         11.      TERMINATION.

                  This Agreement may be terminated by you by notice to the Company and to the Selling Shareholder as follows:

     (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

     (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or material change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or material change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iii) the Dow Jones Industrial Average shall have fallen by 15 percent or more from its closing price on the day immediately preceding the date that the Registration Statement is declared effective by the Commission, (iv) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company,
(vi) declaration of a banking moratorium by United States or New York State authorities, (vii) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (viii) the suspension of trading of the Common Shares by the Commission on The Nasdaq Stock Market or (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

     (c) as provided in Sections 6 and 9 of this Agreement.

     12. SUCCESSORS.

     This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.

No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         13.      INFORMATION PROVIDED BY UNDERWRITERS.

                  The Company, the Selling Shareholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-B under the Act and the information under the caption "Underwriting" in the Prospectus.

         14.      MISCELLANEOUS.

                  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the state of Oregon. All disputes relating to this Underwriting Agreement shall be adjudicated before a court located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and the several Underwriters in accordance with its terms.

                                     Very truly yours,

                                     DAG MEDIA, INC.


                                     By:
                                         ---------------------------------
                                         Assaf Ran
                                         Chief Executive Officer



                                     -------------------------------------
                                     Assaf Ran
                                     Selling Shareholder


The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

PAULSON INVESTMENT COMPANY, INC.
REDWINE & COMPANY, INC.
As Representatives of the several
Underwriters listed on Schedule I

By: PAULSON INVESTMENT COMPANY, INC.


By:
         Authorized Officer

                                   SCHEDULE I


                            SCHEDULE OF UNDERWRITERS


                                                            NUMBER OF
                                                           FIRM SHARES
               UNDERWRITER                               TO BE PURCHASED
---------------------------------------------            ---------------

Paulson Investment Company, Inc.
Redwine & Company, Inc.

                                       TOTAL:               1,325,0000
                                                            ==========